EXHIBIT 23


     INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of The Washington Water Power Company on Form S-8 of our report dated January 26, 1996 (March 1, 1996 as to Note 15), appearing in the Annual Report on Form 10-K of The Washington Water Power Company for the year ended December 31, 1995, and to the reference to us under the heading "Interests of Named Experts and Counsel," which is part of this Registration Statement.


      /s/ Deloitte & Touche LLP

     DELOITTE & TOUCHE LLP


     Seattle, Washington
     February 26, 1997